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                               AMENDMENT NO. 1 TO
                      AGREEMENT AND PLAN OF REORGANIZATION

This AMENDMENT No. 1 TO AGREEMENT AND PLAN OF REORGANIZATION is made and entered into as of October 30, 1998, among Platinum Software Corporation, a Delaware corporation ("PARENT"), Zoo Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Parent ("MERGER SUB"), and DataWorks Corporation, a Delaware corporation (the "COMPANY").

                                    RECITALS

A. Parent, Merger Sub and the Company are parties to that certain Agreement and Plan of Reorganization dated as of October 13, 1998 (the "ORIGINAL AGREEMENT") pursuant to which it is contemplated that Merger Sub will be merged with and into the Company (the "MERGER").

B. The Original Agreement contemplates that the Merger shall be accounted for as a pooling of interests.

C. Parent, Merger Sub and the Company expect to take certain actions that would preclude the ability of Parent to account for the Merger as a pooling of interests and wish therefore to amend the Original Agreement in contemplation that the Merger will be accounted for under the rules of purchase accounting.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legal bound the parties agree as follows.

1. Definitions. Capitalized terms used but not defined herein shall have the meanings assigned thereto in the Original Agreement.

2. Pooling Representations, Covenants and Conditions. Sections 2.18, 3.16, 4.1(p), 4.2(k), 6.2(e) and 6.3(e) of the Original Agreement are hereby deleted in their entirety. In addition, each cross-reference in the Original Agreement to any of the foregoing sections is hereby deleted.

3. Treatment of Stock Purchase Plan. Section 5.9(c) of the Original Agreement is hereby amended to read in its entirety as follows:

     "Rights outstanding under the Company Purchase Plan shall be treated in a manner reasonably acceptable to Parent and the Company."

4. Parent Option Repricing. The Company hereby consents to either:

     (a) the issuance by Parent to holders of Parent Options, upon cancellation of such Parent Options, new Parent Options with terms and conditions substantially identical to the terms and conditions set forth in the canceled Parent Options, except that such new Parent Options shall have an exercise price equal to the fair market value of Parent Common Stock at the time of such issuance (as determined in good faith by Parent with the Company's consent, not to be unreasonably withheld) and such new Parent Options shall, subject to reasonable exceptions relating to a change in control of Parent or termination of the optionee, not be exercisable for twelve months following their issuance, or

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     (b) the amendment by Parent of Parent Options to provide only that, as amended, such Parent Options shall have an exercise price equal to the fair market value of Parent Common Stock at the time of such amendment (as determined in good faith by Parent with the Company's consent, not to be unreasonably withheld) and that, as amended, such Parent Options shall, subject to reasonable exceptions relating to a change in control of Parent or termination of the optionee, not be exercisable for twelve months following their amendment.

5. Company Option Repricing. Parent and Merger Sub hereby consent to the Company taking one of the following actions on one occasion contemporaneous with any issuance by Parent of new Parent Options or amendment of Parent Options pursuant to the preceding Section 4:

     (a) the issuance by the Company to holders of Company Options, upon cancellation of such Company Options, new Company Options with terms and conditions substantially identical to the terms and conditions set forth in the canceled Company Options, except that such new Company Options shall have an exercise price equal to the fair market value of Parent Common Stock at the time of such issuance multiplied by the Exchange Ratio and such new Company Options shall, subject to reasonable exceptions relating to a change in control of the Company (other than the transactions contemplated by the Original Agreement) or termination of the optionee, not be exercisable for twelve months following their issuance, or

     (b) the amendment by the Company of Company Options to provide only that, as amended, such Company Options shall have an exercise price equal to the fair market value of Parent Common Stock at the time of such amendment multiplied by the Exchange Ratio and that, as amended, such Company Options shall, subject to reasonable exceptions relating to a change in control of the Company (other than the transactions contemplated by the Original Agreement) or termination of the optionee, not be exercisable for twelve months following their amendment.

6. No Further Modifications. Except as amended hereby, the Original Agreement shall remain in full force and effect. After the execution and delivery of this Amendment No. 1 to Agreement and Plan of Reorganization, all references to the Original Agreement shall mean the Original Agreement as amended hereby. No deletion of a section of the Original Agreement pursuant to the terms hereof shall have the effect of renumbering any remaining section of the Original Agreement.

7. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

8. Miscellaneous. This Agreement, the Original Agreement and the documents and instruments and other agreements among the parties hereto as contemplated by or referred to herein or therein (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, it being understood that the Confidentiality Agreement shall continue in full force and effect until the Closing and shall survive any termination of the Original Agreement; and (b) are not intended to confer upon any other person any rights or remedies hereunder, except as specifically provided in Sections 1.7, 5.9(a), 5.9(d) and 5.11 of the Original Agreement.
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9. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to
Agreement and Plan of Reorganization to be executed by their duly authorized respective officers as of the date first written above.

                    PLATINUM SOFTWARE CORPORATION

                    By:  /S/ GEORGE KLAUS

                        --------------------------------------------------------
                    Name: George Klaus

                          ------------------------------------------------------
                    Title: President and Chief Executive Officer

                          ------------------------------------------------------

                    ZOO ACQUISITION CORP.

                    By:  /S/ PERRY TARNOFSKY

                        --------------------------------------------------------
                    Name: Perry Tarnofsky

                    ------------------------------------------------------------
                    Title: Secretary

                          ------------------------------------------------------

                    DATAWORKS CORPORATION

                    By:  /S/ STUART CLIFTON

                        --------------------------------------------------------
                    Name: Stuart Clifton

                          ------------------------------------------------------
                    Title: President and Chief Executive Officer

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             **** AMENDMENT NO. 1 TO REORGANIZATION AGREEMENT ****
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